HOME PROPERTIES OF NEW YORK, INC.

            		       RETIREMENT SAVINGS PLAN





                   			   FINANCIAL REPORT



                   			   DECEMBER 31, 1995

             		   HOME PROPERTIES OF NEW YORK, INC.

              	       RETIREMENT SAVINGS PLAN

                      			ROCHESTER, NEW YORK



                     			 TABLE OF CONTENTS





	Independent Auditors' Report                 1 - 2

	Statements of Net Assets Available
	 for Benefits (Modified Cash Basis)              3

	Statements of Changes in Net Assets
	 Available for Benefits
	 (Modified Cash Basis)                           4

	Notes to Financial Statements
	 (Modified Cash Basis)                       5 - 8



	_____________________________________________________



	Independent Auditors' Report on
	 the Supplementary Information                    9



	Schedule of Assets Held for Investment
	 Purposes (Modified Cash Basis)                  10



	Schedule of Reportable 5% Transactions
	 (Modified Cash Basis)                           11

      	       INDEPENDENT AUDITORS' REPORT



To The Board of Trustees of
Home Properties of New York, Inc.
Retirement Savings Plan
Rochester, New York


We have audited the accompanying statements of net assets available for benefits on a modified cash basis of Home Properties of New York, Inc. Retirement Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits on a modified cash basis for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as explained in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2, these financial statements and supplementary schedules were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by Chase Manhattan Bank, N.A., the trustee of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1994 financial staements, except for comparing the information provided by the trustee, which is summarized in Note 3, with the related information included in the financial statements.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the Plan's financial statements as of and for the year ended December 31, 1994. The form and content of the information included in the 1994 financial statements, other than that derived from the information certified by Chase Manhattan Bank, N.A. have been audited by us and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

In our opinion, the financial statements, referred to above of Home Properties of New York, Inc. Retirement Savings Plan as of December 31, 1995 and for the year then ended present fairly, in all material respects, the financial status of Home Properties of New York, Inc. Retirement Savings Plan as of December 31, 1995, and the changes in its financial status for the year then ended, on the basis of accounting described in Note 2.

                               	Respectfully Submitted,

                                /s/ Cortland L. Brovitz & Co., P.C.

                            				Cortland L. Brovitz & Co., P.C.
                            				Certified Public Accountants
Rochester, New York
June 7, 1996

                		  HOME PROPERTIES OF NEW YORK, INC.

                 		      RETIREMENT SAVINGS PLAN

                        			ROCHESTER, NEW YORK



         	    STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                 		       (Modified Cash Basis)

                 		     DECEMBER 31, 1995 AND 1994


ASSETS                                 1995            1994
                            				       ----            ----


Investments at Fair Value (Notes 2 and 3):

  Money Market Funds            $      21,634   $      28,158
  Collective Investment Trust
  Guaranteed Investment Fund          948,280         721,877
                            				 ------------    ------------

Total Investments at Fair Value       969,914         750,035

Participant Loans                      64,689          47,081
                            				 ------------    ------------

Total Investments                   1,034,603         797,116
                            				 ------------    ------------

Receivables
  Employer Contributions               38,852          32,537
  Participant Contributions            39,734          48,458
  Participant Loans                     2,497           1,520
  Accrued Interest                         71              69
                            				 ------------    ------------
                            				       81,154          82,584
                            				 ------------    ------------

Total Assets                        1,115,757         879,700

LIABILITIES                               -                -
                            				 ------------    ------------

Net Assets Available for
Benefits                         $  1,115,757   $     879,700
                            				 ============    ============

See Notes to Financial Statements.

          	       HOME PROPERTIES OF NEW YORK, INC.

                 		    RETIREMENT SAVINGS PLAN

                 		      ROCHESTER, NEW YORK



       STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                 		      (Modified Cash Basis)

                  		    DECEMBER 31, 1995 AND 1994

Increases in Net Assets                         1995           1994
                                          						----           ----

Investment Income:
  Interest and Dividends                $       7,093   $        3,382

  Net Appreciation in Fair Value of
  Investments (Note 3)                         48,463           41,091
                                   					 ------------    -------------


Total Investment Income                        55,556           44,473
Employer Contributions                         38,657           32,537
Participant Contributions                     258,299          209,602
Rollover Contributions                          4,529               -
                                   					 ------------    -------------

Total Increases                               357,041          286,612

Decreases in Net Assets
  Benefits Paid to Participants               120,984            5,232
                                   					 ------------    -------------

Net Increase in Net Assets                    236,057          281,380

Net Assets Available for Benefits -
Beginning                                     879,700          598,320
                                   					 ------------    -------------

Net Assets Available for Benefits -
Ending                                   $  1,115,757   $      879,700
                                   					 ============    =============

See Notes to Financial Statements.

                		   HOME PROPERTIES OF NEW YORK, INC.
                       			RETIREMENT SAVINGS PLAN
                       			  ROCHESTER, NEW YORK

                		     NOTES TO FINANCIAL STATEMENTS
                         			(Modified Cash Basis)
                  		      DECEMBER 31, 1995 AND 1994

Note 1  Description of Plan

	The following description of the Home Properties of New York, Inc. Retirement Savings Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.



	General

	The Plan is a defined contribution plan covering all employees who are 21 years of age and who have completed one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The plan also covers the employees of Hauser Corporation, Fluoro Film, Inc. and any other affiliated company who adopts this Plan.



	Trust

	Chase Manhattan Bank, N.A. serves as trustee of the Plan.



	Contributions

	Each year, each participating company may contribute such amount as its Board of Directors shall, at its discretion, determine. Employees may contribute to the Plan a percentage of their compensation or a fixed dollar amount each pay period. In addition, each participating employer makes a matching contribution based on participants' tax deferred contribution.



	Participant Accounts

	Each participant's account is credited with an allocation of:
	(1) his or her tax deferred contribution, (2) the company's contributions, (3) Plan earnings, and (4) forfeitures of terminated participants' non-vested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.



	Vesting

	Each participant's interest in their employee contribution account is fully vested at all times. The Plan provides for vesting in the employer contribution account of 20% after two years, 40% after three years, 60% after four years, 80% after five years, and 100% after six years of service.

	Participant Notes Receivable

	Participants may borrow from their accounts a minimum of $1,000 to a maximum equal to the lessor of $50,000 or 50% of their vested account balance. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Participant Notes Fund. Loan terms range from one to five years or longer for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at the prime rate plus one percent (1%) in effect on the first day of the month in which the loan is made. Interest rates range from 7% to 10% for the current outstanding notes. Principal and interest are paid ratably through weekly or semi-monthly payroll deductions.



	Payment of Benefits

	The Plan provides for normal retirement benefits upon reaching age 65 and has provisions for early retirement, disability, death and termination benefits for those participants who are eligible to receive such benefits.

	On termination of service, a participant may elect to receive:

	(1) A lump sum amount equal to the value of his or her account, or

	(2) Annual installments over a period of time not to exceed 15 years.



	Plan Termination

	Although they have not expressed an intent to do so, the Companies have the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.



	Tax Status

	In October, 1993, the Companies adopted a prototype plan which received a favorable determination letter from the Internal Revenue Service in April, 1993 stating that the Plan qualifies under the applicable provisions of the Internal Revenue Code, including Section 401(k).

Note 2  Significant Accounting Policies



	Method of Accounting

	The Plan's financial statements have been prepared on a modified cash basis. Therefore, with the exception of appreciation or depreciation in the market value of investments, income and expense items are recognized only as cash is received or paid and the receivables (other than employer and participant contributions receivable and accrued interest and dividends calculated by Chase Manhattan Bank, N.A.), payables and accrued expenses are not reflected.



	Investments

	The Plan's investments are recorded at market value, as established by Chase Manhattan Bank, N.A., as of December 31, 1995.



	Management Estimates

	The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.



	Administration Expenses

	The Companies absorb significant administrative costs of the Plan.



Note 3  Investments

	The Plan's investments are held by Chase Manhattan Bank, N.A. The following table represents the fair market values of the investments. Investments representing 5% or more of the Plan's net assets are separately identified.


                     				       1995                      1994
                     				-------------------     --------------------
	 Investments at         Number of               Number of
	  Fair Value as         Shares or               Shares or
	Determined by Quoted    Principal    Fair       Principal     Fair
	  Market Price            Amount     Value        Amount      Value
	--------------------    ---------   -------     ----------   --------

	Money Market Funds...          -   $ 21,634             -    $ 28,158

	Collective Investment
	  Trust Guaranteed
	  Investment Fund....      58,141   948,280         46,784    721,877
                            					   --------                  --------

	Total Investments at
	  Fair Value.........              $969,914                  $750,035
                            					   ========                  ========

	During 1995 and 1994, the Plan's investments (including investments bought, sold and held during the year) appreciated in value as follows:


                                    						    1995          1994
                                    						    ----          ----
	Net Appreciation in Fair Value
	Guaranteed Investment Fund...........    $  48,463      $  41,091
                                   						 ---------      ---------
	Net Appreciation                         $  48,463      $  41,091
                                   						 =========      =========


Note 4  Subsequent Event

	Effective January 1, 1996, assets of Participants' that are Employees of Hauser Corporation and Fluoro Film, Inc. were spun-off to a separate qualified plan.


	Effective January 1, 1996, the investments were transferred to State Street Bank and Trust Co. The funds were invested in the following investment options, as directed by the participants:

	a) Long-Term Growth - This Portfolio consists of common stock, bonds and cash equivalents in an effort to generate a significant rate of capital growth over time.

	b) Growth with Reduced Volatility - This Portfolio consists of common stocks, bonds and cash equivalents in an effort to generate a mix of some capital growth and some capital preservation.

	c) Stable Income - This option invests in a pooled investment trust fund. The Fund is comprised of a diversified portfolio of GICs and/or other stable value investments, such as certificates of deposits. The objective of this option is to generate a relatively high rate of interest while protecting against declines in market value.

      INDEPENDENT AUDITORS' REPORT ON THE SUPPLEMENTARY INFORMATION





To the Board of Trustees of
Home Properties of New York, Inc.
Retirement Savings Plan
Rochester, New York



Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules, prepared on a modified cash basis of accounting, of assets held for investment and reportable 5% transactions as of or for the year ended December 31, 1995, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                               				Respectfully Submitted,

                                   /s/ Cortland L. Brovitz & Co., P.C.

                               				Cortland L. Brovitz & Co., P.C.
                               				Certified Public Accountants

Rochester, New York
June 7, 1996

                     		     HOME PROPERTIES OF NEW YORK, INC.
                            			  RETIREMENT SAVINGS PLAN
                             		    ROCHESTER, NEW YORK

               	      SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            			   (Modified Cash Basis)
                            			     DECEMBER 31, 1995
  Shares or                                            Description of                             Current
 Face Value   Identity of Issue                          Investment                    Cost        Value
- -----------   -----------------                        --------------                  ----       -------
       	      Money Market Funds

17,643.73     Goldman Sachs Financial Square   Cash
       	      Prime Obligations Money Market   Equivalent.........................  $ 17,644     $  17,644

 3,990.47     SEI Cash Plus TR                 Cash
       	      Prime Oblig. Portfolio           Equivalent.........................     3,990         3,990

       	      Fixed Income Pooled Fund

58,141.00     Collective Investment Trust      Fixed Income -
            		Guaranteed Investment Fund       Pooled Fund........................    806,326      948,280

       	      Participants' Loans              Interest Ranging from 7% to 10%,
                                          						 Due From March, 1996 through
                                 						          November, 2000, Collateralized
                                          						 by remaining balance of
                                 						          Participant's Account............       -          64,689
                                                          										                 --------   ----------
       	      Total Assets Held for Investment ...................................   $827,960   $1,034,603



                  		     HOME PROPERTIES OF NEW YORK, INC.
                         			  RETIREMENT SAVINGS PLAN
                         			    ROCHESTER, NEW YORK

                   		 SCHEDULE OF REPORTABLE 5% TRANSACTIONS
                         			   (Modified Cash Basis)
                  		   FOR THE YEAR ENDED DECEMBER 31, 1995

            	       COMPUTED ON JANUARY 1, 1995 VALUE OF $879,700
                                           						 Purchase       Selling               Gain (Loss)
Description                         Units           Price         Price        Cost      on Sale

Collective Investment Trust
  Guaranteed Investment Fund         15,480      $ 242,943       $    -     $    -     $     -

Collective Investment Trust
  Guaranteed Investment Fund          4,123             -           56,172     65,003      (8,831)

Goldman Sachs Financial Square
  Prime Obligations Money Market    281,306        281,306             -          -           -

Goldman Sach Financial Square
  Prime Obligations Money Market    263,663             -          263,663    263,663         -

SEI Cash Plus Tr Prime Obligation
  Portfolio MM                       66,662         66,662              -          -          -

SEI Cash Plus TR Prime Obligation
  Portfolio MM                       62,671             -           62,671     62,671         -

Temp Fund B                         108,706        108,706              -          -          -

Temp Fund B                         123,639             -          123,639    123,639         -